UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2015

NBCUniversal Media, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36438		14-1682529
(Commission File Number)		(IRS Employer Identification No.)

30 Rockefeller Plaza New York, NY		10112-0015
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 664-4444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2015, Comcast Corporation (“Comcast”) announced that it had appointed Michael J. Cavanagh to serve as its Senior Executive Vice President and Chief Financial Officer, and principal financial officer of NBCUniversal Media, LLC, effective at a date to be mutually agreed and not expected to be later than July 6, 2015, and pursuant to an employment agreement dated as of May 10, 2015.  In connection with this appointment, Michael J. Angelakis will cease to serve as Vice Chairman and Chief Financial Officer of Comcast and principal financial officer of NBCUniversal Media, LLC.

Since July 2014, Mr. Cavanagh, age 49, served as Co-President and Co-Chief Operating Officer of The Carlyle Group.  Prior to that, he held various positions at JP Morgan Chase & Co., including as Co-Chief Executive Officer of its Corporate & Investment Bank from August 2012 until March 2014, Chief Executive Officer of its Treasury and Securities Services Business from June 2010 until July 2012 and its Chief Financial Officer from September 2004 until June 2010.  He also was a member of JP Morgan Chase & Co.’s Operating Committee from September 2004 until March 2014.  Mr. Cavanagh serves on the Board of Directors of Yum! Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBCUNIVERSAL MEDIA, LLC

Date:	May 11, 2015	By:	/s/ Arthur R. Block
Arthur R. Block Executive Vice President